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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
BIOJECT MEDICAL TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No Fee Required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
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/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	2)	Form, Schedule or Registration Statement No.:
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	4)	Date Filed:

Bioject Medical Technologies Inc.
7620 SW Bridgeport Road
Portland OR 97224

August 10, 2000

Dear Shareholders:

    You are cordially invited to attend the 2000 annual meeting of the shareholders of BIOJECT MEDICAL TECHNOLOGIES INC., to be held at the Portland Hilton Hotel, 921 SW Sixth Avenue, Portland, Oregon, on Thursday, September 14, 2000 at 9:00 a.m., Pacific Daylight Time.

    The matters to be acted upon at the meeting—to elect three members of the Board of Directors, to approve the 2000 Employee Stock Purchase Plan, to approve amendments to the 1992 Stock Incentive Plan, and to transact such other business as may properly come before the meeting—are described in the attached Notice of Meeting and Proxy Statement.

    We believe the annual meeting provides an excellent opportunity for shareholders to become better acquainted with BIOJECT and its board members and officers. Although we would like very much to have each shareholder attend the 2000 meeting, we realize this is not possible. Whether or not you plan to be present at the meeting, it is important that your shares be represented. Therefore, we urge you to complete, sign and return the enclosed proxy as soon as possible.

    If you return your proxy promptly, you can help BIOJECT avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. If you decide between now and September that you can attend the meeting in person, you may revoke your proxy at that time and vote your shares at the meeting.

    We appreciate your continued support of Bioject and look forward to either greeting you personally at the meeting or receiving your proxy.

Sincerely,
/s/ JAMES C. O'SHEA James C. O'Shea Chairman of the Board, President and Chief Executive Officer

BIOJECT MEDICAL TECHNOLOGIES INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    NOTICE IS HEREBY GIVEN that the annual meeting (the "Meeting") of the shareholders of BIOJECT MEDICAL TECHNOLOGIES INC. (the "Company") will be held on Thursday, September 14, 2000, at 9:00 a.m., Pacific Daylight Time, at The Portland Hilton Hotel, 921 SW Sixth Avenue, Portland, Oregon for the following purposes:

  1.
  To elect three directors, each to serve a three-year term;

  2.
  To approve the 2000 Employee Stock Purchase Plan;

  3.
  To approve amendments to the 1992 Stock Incentive Plan; and

  4.
  To transact such other business as may properly come before the Meeting or any adjournment thereof.

    These matters are more fully described in the proxy statement accompanying this Notice.

    Accompanying this Notice of Meeting is a proxy statement and a form of proxy, together with the annual report of the Company, containing the management discussion and analysis, the consolidated financial statements for the year ended March 31, 2000, and the auditors' report on the financial statements. Only holders of common stock of record at the close of business on July 21, 2000, will be entitled to vote at the Annual Meeting of Shareholders and any adjournments thereof.

    Shareholders who are unable to attend the Meeting in person are requested to complete, sign, date and return the enclosed form of proxy directly to American Stock Transfer and Trust Co., postage prepaid. A proxy will not be valid unless it is received at the office of American Stock Transfer and Trust Co., 40 Wall Street, 46th Floor, New York, New York 10005 before the time fixed for the Meeting.

    DATED at Portland, Oregon, this 10th day of August 2000.

BY ORDER OF THE BOARD
/s/ JAMES C. O'SHEA James C. O'Shea Chairman of the Board, President and Chief Executive Officer

BIOJECT MEDICAL TECHNOLOGIES INC.

TABLE OF CONTENTS

MANAGEMENT SOLICITATION	1
APPOINTMENT AND REVOCABILITY OF PROXIES	1
VOTING OF PROXIES	1
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	2
PROPOSAL #1: ELECTION OF CLASS TWO DIRECTORS	3
Board of Directors Composition, Compensation and Committees	6
EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS	7
Biographical Information	7
Executive Compensation	8
Grant of Stock Options	10
Option Exercises and Fiscal Year End Values	11
Employment Contracts	11
SEC Filings	12
REPORT OF COMPENSATION AND STOCK OPTION COMMITTEES ON EXECUTIVE COMPENSATION	12
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	13
STOCK PERFORMANCE CHART	14
PROPOSAL #2: TO APPROVE THE 2000 EMPLOYEE STOCK PURCHASE PLAN	15
PROPOSAL #3: TO APPROVE AMENDMENTS TO THE 1992 STOCK INCENTIVE PLAN	16
OTHER MATTERS TO BE ACTED UPON	20
SHAREHOLDER PROPOSAL AND NOMINATION PROCEDURES FOR THE MEETING	20
ANNUAL REPORT	21
INDEPENDENT ACCOUNTANTS	21
PROPOSALS OF SHAREHOLDERS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS	21

BIOJECT MEDICAL TECHNOLOGIES INC.

PROXY STATEMENT

August 10, 2000

MANAGEMENT SOLICITATION

    This proxy statement and accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of BIOJECT MEDICAL TECHNOLOGIES INC. (the "Company"), for use at the annual meeting (the "Meeting") of shareholders of the Company to be held on September 14, 2000, at the time and place and for the purposes set forth in the Notice of Meeting.

    The form of proxy accompanying this proxy statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company has retained the services of Allen Nelson & Co. to assist in the solicitation of proxies. Proxies may be solicited personally or by mail, telephone, telex, facsimile, telegraph or messenger. The Company estimates it will pay Allen Nelson & Co. its customary and reasonable fees not expected to exceed $7,500, plus reimbursement of certain out-of-pocket expenses, for its services in soliciting proxies. The Company will also pay persons holding shares of the common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. The cost of this solicitation will be borne directly by the Company.

    The approximate mailing date of the Notice of Meeting, proxy statement and form of proxy is August 10, 2000.

APPOINTMENT AND REVOCABILITY OF PROXIES

    The persons named in the accompanying form of proxy are officers of the Company.

    In addition to revocation in any other manner permitted by law, a proxy may be revoked by:

       (i) signing another proxy bearing a later date and depositing it in the manner set forth in the Notice of Meeting;

      (ii) signing and dating a written notice of revocation (in the same manner as a proxy is required to be executed) and either depositing it in the manner set forth in the Notice of Meeting at any time before the time fixed for the Meeting or an adjournment thereof or with the chairman of the Meeting on the day of the Meeting or an adjournment thereof; or

      (iii) attending the Meeting or an adjournment thereof, and casting a ballot in person.

    Such revocation will have effect only in respect of those matters which have not already been acted upon. Additional proxy forms may be obtained by calling or writing to American Stock Transfer & Trust Co., Shareholder Services, 40 Wall Street, 46th Floor, New York, NY 10005. Telephone: (800) 937-5449.

VOTING OF PROXIES

    The securities represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for, and if the shareholder specifies a choice with respect to any matter to be acted upon, the securities shall be voted accordingly. The form of proxy confers authority upon the named proxy holder with respect to matters identified in the accompanying Notice of Meeting. If a choice with respect to such matters is not specified, it is intended that the person designated by management in the form of proxy will vote the securities represented by the proxy in favor of each matter identified in the proxy statement and for election to the Board of Directors the nominees named in this proxy statement. The proxy confers discretionary authority upon the named proxy holder with respect to amendments to or variations in matters identified in the accompanying Notice of Meeting and other matters, which may properly come before the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The voting securities of the Company consist of common stock, without par value (the "common stock"). The Record Date has been fixed in advance by the directors as July 21, 2000, for the purpose of determining shareholders entitled to a notice of and to vote at the Meeting. Each share issued at the time of the Record Date carries the right to one vote at the Meeting. As of July 21, 2000, a total of 6,394,874 shares of the Company's common stock were issued and outstanding.

    The following tables set forth certain information concerning the beneficial ownership of the Company's common stock at June 30, 2000, by: (i) each person known by the Company to own beneficially more than 5 percent of the outstanding capital stock of the Company; (ii) each of the directors and named executive officers; and (iii) all directors and officers as a group. Each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned, except as indicated:

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage Beneficially Owned
Elan International Service, Ltd.(2) Flatt Smiths SL04 Bermuda	4,137,856	41.47%
James C. O'Shea(3)	108,602	1.67
Edward L.Flynn(4)	324,349	5.08
David H. de Weese(5)	14,250	*
Grace Keeney Fey(6)	14,200	*
William A. Gouveia(7)	1,750	*
Eric T. Herfindal(8)	20,250	*
Richard J. Plestina(9)	43,100	*
John Ruedy, MD(10)	32,390	*
J. Michael Redmond(11)	37,337	*
Richard R. Stout(12)	16,780	*
All Directors and Executive Officers as a Group (10 persons)(13)	613,008	9.28%

*
Less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days of June 30, 2000 are deemed outstanding for computing the percentage ownership of the person holding the options but not deemed outstanding for computing the percentage of ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock as shown as beneficially owned by them.

(2)
Includes warrants to purchase 1,108,000 shares of common stock which are presently exercisable. Also includes 692,694 shares of Series A Convertible Preferred Stock, convertible into 1,385,388 shares of common stock, and 391,830 shares of Series C Convertible Preferred Stock, convertible into 783,673 shares of common stock, both of which are presently convertible. Includes accrued stock dividends on Series A Convertible Preferred Stock, convertible into 315,340 shares of common stock.

(3)
Includes options to purchase 99,776 shares of common stock which are presently exercisable or exercisable within 60 days of June 30, 2000.

(4)
Includes options to purchase 1,750 shares of common stock which are presently exercisable or exercisable within 60 days of June 30, 2000.

(5)
Includes options to purchase 12,250 shares of common stock which are presently exercisable or exercisable within 60 days of June 30, 2000.

(6)
Includes options to purchase 14,000 shares of common stock which are presently exercisable or exercisable within 60 days of June 30, 2000.

(7)
Includes options to purchase 1,750 shares of common stock which are presently exercisable or exercisable within 60 days of June 30, 2000.

(8)
Includes options to purchase 12,250 shares of common stock which are presently exercisable or exercisable within 60 days of June 30, 2000.

(9)
Includes options to purchase 12,250 shares of common stock which are presently exercisable or exercisable within 60 days of June 30, 2000.

(10)
Includes options to purchase 19,250 shares of common stock which are presently exercisable or exercisable within 60 days of June 30, 2000.

(11)
Includes options to purchase 30,329 shares of common stock which are presently exercisable or exercisable within 60 days of June 30, 2000.

(12)
Includes options to purchase 16,131 shares of common stock which are presently exercisable or exercisable within 60 days of June 30, 2000.

(13)
Includes options to purchase 219,736 shares of common stock which are presently exercisable or exercisable within 60 days of June 30, 2000.

PROPOSAL #1: ELECTION OF CLASS TWO DIRECTORS

    The Amended and Restated Articles of Incorporation of the Company provide for the holders of common stock to elect the Class Two members of the Board of Directors at the 2000 Meeting. The Company's Amended and Restated Articles of Incorporation provide for a Board of Directors to serve in three classes having staggered terms of three years each.

    At this Meeting, three persons will be nominated to serve as Class Two directors until the Annual Meeting in 2003 and until their successors are elected and shall have qualified. The three nominees are: Ms. Grace K. Fey, Mr. Eric T. Herfindal and Mr. Richard J. Plestina.

    The presence in person or by proxy of holders of record of a majority of the outstanding common stock is required to constitute a quorum for the transaction of business at the Meeting. If a quorum is present, the three nominees for election to the Board of Directors who receive the greatest number of votes cast at the Meeting shall be elected directors. Votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
THE CLASS TWO NOMINEES LISTED BELOW.

    The following table sets forth the names and ages of the Company's current directors. Class One directors, Messrs. Gouveia, de Weese and Flynn, have terms of office expiring at the 2002 Annual Meeting; Class Two directors, Ms. Fey and Messrs. Herfindal and Plestina, have terms of office expiring at the 2000 Annual Meeting; and Class Three directors, Messrs. O'Shea and Ruedy (Mr. O'Shea is an officer of the Company) have terms of office expiring at the 2001 Annual Meeting.

    Certain biographical and other information about the nominees for election as directors and the directors continuing in office is presented as follows:

Name	Class	Age	Position	Year Elected Director
Edward L. Flynn	1	65	Director(a)(d)	1999
William A. Gouveia	1	58	Director(c)(d)	1994
David H. de Weese	1	58	Director(d)(e)	1997
Grace Keeney Fey	2	54	Director(a)(b)(e)	1995
Eric T. Herfindal	2	59	Director(b)(d)	1996
Richard J. Plestina	2	54	Director(a)(c)(e)	1997
James C. O'Shea	3	55	Chairman, Chief Executive Officer and President	1995
John Ruedy, M.D.	3	68	Director(b)(c)	1987

(a)
Member of Stock Option Committee

(b)
Member of Compensation Committee

(c)
Member of Nominating Committee

(d)
Member of Audit Committee

(e)
Member of Ad Hoc-Financing Committee

  Nominees for directors to be elected by holders of Voting Shares for a three-year term expiring in 2003

    GRACE K. FEY, CFA, was elected a director of the Company in October 1995. Ms. Fey is currently Executive Vice President and Director of Frontier Capital Management Company, a Boston-based investment management firm. From 1986 to 1988, she was a Senior Vice President of Investment Management Associates, an investment management firm. From 1980 to 1986, Ms. Fey was Vice President of Winchester Capital Management, also an investment management firm.

    ERIC T. HERFINDAL has served as a director of the Company since September 1996. He has been Executive Vice President of OnCare Inc., an oncology physician practice management company, since 1993. Prior to joining OnCare, he served for over 20 years as a Professor of Clinical Pharmacy, School of Pharmacy, at the University of California Medical Center in San Francisco, where he is currently a Professor Emeritus. He holds a Doctorate in Pharmacy from the University of California, San Francisco, and a Masters in Public Health from the University of California, Berkeley. He is the author of twenty-five articles and the editor or co-editor of ten books in the field of pharmacy, including the TEXTBOOK OF THERAPEUTICS: DRUG AND DISEASE MANAGEMENT, currently in its sixth edition. Dr. Herfindal has been active in various professional organizations, serves on a number of editorial and advisory boards, and is a frequent lecturer at national and international healthcare meetings.

    RICHARD J. PLESTINA was elected a director of the Company in April 1997. Since 1986, Mr. Plestina has served as President of Quelah Corporation, NW, a family owned investment firm. In 1988,

he was a consultant for Cologon, Inc. DBA Alpine Glass Company, a large commercial and residential glass company. From 1979 to 1986, he was an Executive Vice President of Orion Capital Corporation, a multiline insurance company and President of EBI Companies, which was later acquired by Orion Corporation in 1979. From 1974 to 1979 he served as the Vice President and Marketing Manager of EBIC. Mr. Plestina has served previous directorships for Orion Capital Corporation, EBI Companies, Associated Oregon Industries and Northwest Employer's Council.

  Directors whose terms expire in 2001

    JAMES C. O'SHEA has served as Chairman and Chief Executive Officer of the Company since March 1995. Prior to joining Bioject, he was President and Chief Operating Officer of Biopure Corporation, a developer of red blood cell substitutes. Prior to 1989, Mr. O'Shea was Executive Vice President of Marketing and Scientific Affairs at Delmed Inc., a manufacturer of peritoneal dialysis solutions and parenteral products. He is a member of the Board of Directors of PSC, Inc., serving as Chairman of the Compensation Committee and previously serving as Chairman of the Executive Committee.

    JOHN RUEDY, MDCM. FRCPC, M.D. has served as a director of the Company since 1987. Dr. Ruedy a physician specialist in internal medicine and clinical pharmacology has served in a number of key academic positions including Chair of the Department of Pharmacology and Therapeutics, McGill University, Head of the Department of Medicine at St. Paul's Hospital, Vancouver, a teaching hospital of the University of British Columbia, and from 1992-99 as Dean of the Faculty of Medicine, Dalhousie University. He currently serves as Vice President, Research of the Queen Elizabeth II Hospital, the major teaching hospital of the Faculty of Medicine, Dalhousie University. He has extensive experience in clinical trials of drugs and has served on a number of Canadian and international committees dealing with regulatory issues concerning new drugs and devices. He currently is Chair of the Board of Caduceus Health Care, a tele technology company based in Nova Scotia, Canada.

  Directors whose terms expire in 2002

    DAVID H. DE WEESE was elected a director of the Company in June 1997. Mr. de Weese is currently a general partner of Paul Capital Partners, a private equity investment firm. He served as Chairman of the Board of Directors, President and Chief Executive Officer of the SIGA Pharmaceuticals, Inc., a developer of vaccines and antibiotics from November 1996 to April 1998. Prior to joining SIGA, Mr. de Weese served as a director and a consultant to Biovector Therapeutics, S.A., a developer of drug delivery technology based in France, and as an advisor to Paul Capital Partners. From 1993 to 1995, Mr. De Weese was President, Chief Executive Officer and a Director of M6 Pharmaceuticals, Inc., a biopharmaceutical company. From 1986 to 1992, Mr. De Weese was the President, Chief Executive Officer, a Director and a founder of Cygnus Therapeutic Systems (now Cygnus, Inc.), a developer and manufacturer of transdermal drug delivery systems. Prior to that, Mr. de Weese co-founded Medical Innovations Corporation, a medical device business currently a division of Ballard Medical Products, Inc., and was Chairman of the Board, President and Chief Executive Officer of Machine Intelligence Corporation, a developer of computer software and hardware. Mr. de Weese has resigned from the Company's Board of Directors effective September 14, 2000.

    EDWARD L. FLYNN was elected a director of the Company in September 1999. Since 1972, Mr. Flynn has been owner and Chief Executive Officer of Flynn Meyer Company, a restaurant industry management company. From 1958 to 1972, Mr. Flynn was a securities broker with Merrill Lynch Pierce Fenner and Smith. He serves as a member of the board of directors of Citri-Lite Co. Inc., a soft drink company, and of TGCI Industries, a geophysical service company primarily conducting three dimensional seismic surveys for companies engaged in oil and gas exploration.

    WILLIAM A. GOUVEIA was elected a director of the Company in January 1994. Mr. Gouveia serves in two capacities at Boston's New England Medical Center:Director of Pharmacy (1972 to present) and Special Assistant for Pharmaceutical Research and Development (1989 to present). He has the following faculty appointments: Associate Professor of Medicine at Tufts University School of Medicine (1995), Adjunct Clinical Professor of Pharmacy at Massachusetts College of Pharmacy and Allied Health Professions, and Adjunct Professor at Northeastern University Bouve College of Pharmacy and Health Sciences. He holds an M.S. in Hospital Pharmacy from Northeastern University (1966). He has published over 100 articles in leading healthcare journals, as well as numerous book chapters, and has delivered presentations in the U.S. and international health care organizations and colleges. He is a Fellow of the American Society of Health-System Pharmacists (ASHP) and has served as Board member of the ASHP.

  Board of Directors Composition, Compensation and Committees

    The Board of Directors is currently composed of eight members, one of whom is an employee of the Company. Following the shareholder vote, the Board will be composed of seven members, one of whom is an employee of the Company.

    All directors hold office for three years or until their successors have been elected and qualified. The Board is divided into three classes. There are no family relationships between any of the directors or executive officers of the Company.

    The Company pays its directors no annual cash or per meeting compensation for services. Under the terms of the 1992 Stock Incentive Plan, each non-employee director is automatically awarded an option to purchase 3,500 shares of the Company's common stock immediately following the close of each annual shareholders' meeting, at an exercise price equal to the fair market value on the date of the grant. Such options are vested and exercisable with respect to one-half of the shares at six months from the date of grant with the remaining shares vested and exercisable six months thereafter. The options expire eight years after grant unless previously exercised or terminated due to termination of service.

    There were eleven meetings of the Board of Directors and three actions by written consent during the last fiscal year. Except for Ms. Fey, each of the incumbent directors being nominated for re-election attended at least 75% of all of the meetings of the Board of Directors and committees on which they served.

    There are five standing committees of the Board of Directors: the Audit Committee, Stock Option Committee, Compensation Committee, Nominating Committee and the Ad Hoc-Financing Committee. The Audit Committee meets with the Company's independent accountants to review the scope and findings of the annual audit and accounting policies and procedures of the Company which are then reported by the committee to the directors of the Company. The Stock Option Committee administers the 1992 Stock Incentive Plan. The Compensation Committee administers cash compensation for the executive officers. The Nominating Committee reviews and recommends to the full Board nominees for directors of the Company to be submitted for election at the next annual shareholders' meeting. The Ad Hoc-Financing Committee monitors the Company's cash reserves and develops strategies for procuring additional capital. The Audit Committee and Nominating Committee each met one time during fiscal 2000. The Compensation Committee and Stock Option Committee each met two times during fiscal 2000.

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

    The following individuals comprise the executive officers of the Company:

Name	Age	Position	Year Elected
James C. O'Shea	55	Chairman, Chief Executive Officer and President	1995
J. Michael Redmond	40	Vice President, Business Development of Bioject Inc.	1996
Richard R. Stout, M.D.	47	Vice President of Clinical Affairs of Bioject Inc.	1994

  Biographical Information

    JAMES C. O'SHEA. Please see biography information in section "ELECTION OF CLASS TWO DIRECTORS."

    J. MICHAEL REDMOND joined Bioject in February 1996 as Vice President of Sales and Marketing. He was appointed Vice President of Business Development in February 1998. Mr. Redmond has fifteen years experience in medical marketing and product sales. Prior to joining Bioject he was Director of Business Development and Director of Sales and Marketing for Kollsman Manufacturing Company. Kollsman is a private label developer and manufacturer of medical instrumentation. He also held various sales and marketing positions with Abbott Laboratories Diagnostic division.

    RICHARD R. STOUT, M.D. joined the Company in April 1994 as Director of Clinical and Regulatory Affairs. He was promoted to Vice President of Clinical Affairs in December 1994. From 1992-1993 he was the Director of Clinical and Regulatory Affairs at EndoVascular Instruments, Inc., a developer of surgical devices and methods for endarterectomy and intraluminal graft placement. Dr. Stout acted as the Manager of Tachycardia Clinical Studies at Telectronics Pacing Systems from 1990-1992, an international medical device company involved in manufacturing and distributing cardiac pacemakers and implantable defibrillators. From 1987 to 1989, Dr. Stout was Director of Medical Programs at Biotronic Inc., also a manufacturer and distributor of implantable cardiac pacemakers.

  Executive Compensation

    The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer and to the other executive officers having salary and bonus compensation greater than $100,000 (collectively the "named executive officers"), for services rendered to the Company during the fiscal years ended March 31, 2000, 1999 and 1998.

SUMMARY COMPENSATION TABLE

		Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)			Other Annual Compensation ($)		Option Shares (1)		All Other Compensation ($)(2)
James C. O'Shea Chairman, Chief Executive Officer And President	2000 1999 1998	$220,000 220,000 195,000		— — —		$7,339 6,634 5,930	(3) (3) (3)	95,500 6,962 115,000	(4) (5) (6)	$3,939 3,875 3,565
J. Michael Redmond Vice President of Business Development	2000 1999 1998	111,834 102,286 100,000	$	— 15,000 —	(7)	6,000 6,000 6,000	(8) (8) (8)	23,700 2,785 2,500	(9) (10) (11)	2,692 2,819 2,409
Richard R. Stout, M.D. Vice President of Clinical Affairs	2000 1999 1998	112,000 100,000 93,000		— — —		— — —		25,076 2,785 6,500	(12) (13) (14)	— — —

(1)
The Company has in effect one major long-term compensation plan, the 1992 Stock Incentive Plan, through which all employees, officers and non-employee consultants of the Company may be awarded incentive and non-statutory stock options, stock bonuses, stock appreciation rights and restricted stock under terms and performance criteria as determined by a committee of the Board of Directors. Non-employee directors are also awarded options to purchase a fixed number of shares on an annual basis. The 1992 Stock Incentive Plan was approved by the Company's shareholders on November 20, 1992 and amended at the 1998 annual shareholders meeting. Amounts listed reflect the number of options granted in the respective fiscal years, the exercise prices for which were greater than or equal to the fair market value of the Company's common stock on the date of grant.

(2)
The Company has a 401(k) Retirement Benefit Plan for its employees including its executive officers which provides for voluntary employer matches of employee contributions up to 6% of salary and for discretionary profit sharing contributions to all employees. Such employer contributions may be made in cash or common stock. In fiscal 2000, the Company made all employer matching contributions in shares of the Company's common stock based on fair market value in the period of match.

(3)
Represents supplemental life and disability insurance premiums paid pursuant to an employment agreement with Mr. O'Shea. No other executive officers are entitled to this benefit.

(4)
In fiscal 2000, Mr. O'Shea was granted 95,500 options: 12,821 options granted on May 10, 1999, one-third vesting on April 5, 2000, one-third on April 5, 2001, and one-third on April 5, 2002. 52,679 options granted on December 2, 1999, one-third vesting on December 2, 2000, one-third on December 2, 2001, and one-third on December 2, 2002. 30,000 options granted on March 20, 2000, one-third vesting on March 20, 2001, one-third on March 20, 2002, and one-third on March 20, 2003.

(5)
In fiscal 1999, Mr. O'Shea was granted 6,962 options on July 6, 1998, vesting on June 29, 1999.

(6)
In fiscal 1998, Mr. O'Shea was granted 115,000 options: 10,000 granted on April 3, 1997 and vesting October 3, 1997; 5,000, options granted on June 11, 1997 and vesting one-half on March 31, 1998 and one-half on October 1, 1998; 100,000 options granted on September 19, 1997, one-third vesting on September 19, 1998, one-third on September 19, 1999, and one-third on September 19, 2000.

(7)
Mr. Redmond received a $15,000 commission in conjunction with results achieved through his business development efforts.

(8)
Mr. Redmond receives an automobile allowance of $500 per month.

(9)
In fiscal 2000, Mr. Redmond was granted 23,700 options: 5,129 options granted on May 10, 1999, one-third vesting on April 5, 2000, one-third on April 5, 2001, and one-third on April 5, 2002. 8,571 options granted on December 2, 1999, one-third vesting on December 2, 2000, one-third on December 2, 2001, and one-third on December 2, 2002. 10,000 options granted on March 20, 2000, one-third vesting on March 20, 2001, one-third on March 20, 2002, and one-third on March 20, 2003.

(10)
In fiscal 1999, Mr. Redmond was granted 2,785 options on July 6, 1998, vesting on June 29, 1999.

(11)
In fiscal 1998, Mr. Redmond was granted 12,500 options: 5,000 granted on April 3, 1997 and vesting October 3, 1997; 2,500 options granted on June 11, 1997 and vesting one-half on March 31, 1998 and one-half on October 1, 1998; 5,000 options granted on September 19, 1997, one-third vesting on September 19, 1998, one-third on September 19, 1999, and one-third on September 19, 2000.

(12)
In fiscal 2000, Dr. Stout was granted 25,076 options: 6,411 options granted on May 10, 1999, one-third vesting on April 5, 2000, one-third on April 5, 2001, and one-third on April 5, 2002. 6,665 options granted on December 2, 1999, one-third vesting on December 2, 2000, one-third on December 2, 2001, and one-third on December 2, 2002. 12,000 options granted on March 20, 2000, one-third vesting on March 20, 2001, one-third on March 20, 2002, and one-third on March 20, 2003.

(13)
In fiscal 1999, Dr. Stout was granted 2,785 options on July 6, 1998, vesting on June 29, 1999.

(14)
In fiscal 1998, Dr. Stout was granted 6,500 options: 3,000 granted on April 3, 1997 and vesting October 3, 1997; 1,500 options granted on June 11, 1997 and vesting one-half on March 31, 1998 and one-half on October 1, 1998; 2,000 options granted on September 19, 1997, one-third vesting on September 19, 1998, one-third on September 19, 1999, and one-third on September 19, 2000.

  Grant of Stock Options

    Shown below is information on grants of stock options pursuant to the Company's 1992 Stock Incentive Plan during the fiscal year ended March 31, 2000 to the named executive officers. No stock appreciation rights were granted during fiscal 2000.

OPTION GRANTS IN LAST FISCAL YEAR

			Percentage of Total Options Granted to Employees in Fiscal 2000			Potential Realizable Values at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
				Exercise or Base Price (per share)
	Options Granted				Expiration Date
Name						5%	10%
James C. O'Shea	12,821	(1)	3%	$4.07	04/04/06	$21,217	$49,445
James C. O'Shea	52,679	(2)	13	3.19	12/01/06	68,369	159,328
James C. O'Shea	30,000	(3)	8	12.88	03/19/07	157,243	336,442
J. Michael Redmond	5,129	(1)	1	4.07	04/04/06	8,488	19,780
J. Michael Redmond	8,571	(2)	2	3.19	12/01/06	11,124	25,923
J. Michael Redmond	10,000	(3)	3	12.88	03/19/07	52,414	122,147
Richard R. Stout, MD	6,411	(1)	2	4.07	04/04/06	10,609	24,724
Richard R. Stout, MD	6,665	(2)	2	3.19	12/01/06	8,650	20,158
Richard R. Stout, MD	12,000	(3)	3	12.88	03/19/07	62,897	146,577

(1)
These options were granted on May 10, 1999, one-third vesting on April 5, 2000, one-third on April 5, 2001, and one-third on April 5, 2002. The fair market value of the Company's common stock on the date of the grant was $4.065.

(2)
These options were granted on December 2, 1999, one-third vesting on December 2, 2000, one-third on December 2, 2001, and one-third on December 2, 2002. The fair market value of the Company's common stock on the date of the grant was $3.188.

(3)
These options were granted on March 20, 2000, one-third vesting on March 20, 2001, one-third on March 20, 2002, and one-third on March 20, 2003. The fair market value of the Company's common stock on the date of the grant was $12.875.

(4)
Potential realizable value is based on the assumption that the stock price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the applicable option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance. The actual value, if any, which may be realized by any officer will vary based on exercise date and the market price of the related common stock when sold.

  Option Exercises and Fiscal Year End Values

    Shown below is information with respect to exercised options and unexercised options to purchase the Company's common stock granted in fiscal 2000 and prior years to the named executive officers and held by them at March 31, 2000. Dr. Stout exercised 7000 stock options during fiscal 2000. No stock appreciation rights were outstanding or exercised during fiscal 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At FY-END (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options At FY-End ($)(1) Exercisable/Unexercisable
James C. O'Shea	—	—	99,776/118,996	$731,883/$661,734
J. Michael Redmond	—	—	30,329/23,656	217,070/91,908
Richard R. Stout, MD	7,000	$89,875	16,131/23,605	108,315/71,620

(1)
Based on the difference between the exercise price and the average of the closing sale on NASDAQ of the Company's common stock on that date ($11.313). The actual value, if any, which may be realized by any officer will vary based on exercise date and the market price of the related common stock when sold.

  Employment Contracts

    In March, 1995, the Company entered into an employment agreement with Mr. O'Shea to serve as Chairman and Chief Executive Officer. His salary at March 31, 2000, which was $220,000 per annum, is subject to annual adjustment by the Board of Directors. Effective April 1, 2001 his salary increased to $242,000 per annum. In addition to his base salary, Mr. O'Shea was granted a total of 95,500 incentive stock options at exercise prices ranging from $3.19 to $12.88 per share which vest at various dates over a three year period. He receives annual payment of certain disability and life insurance policy premiums. His agreement continues until terminated. In the event he is terminated, he will receive his base salary for up to two years. If he becomes disabled, he will continue at 75% of his then current salary for not less than six months and at 50% of such salary for the successive six months. In the event of his death, his salary will continue for 60 days following the end of the month of his death. Under the agreement, he is permitted to participate in any profit sharing, deferred compensation or other programs. In addition, he is prohibited from competing with the Company for three years following termination of his employment.

    In February, 1996, the Company entered into an employment agreement with Mr. Redmond to serve as Vice President of Sales and Marketing. In February 1998, he was appointed Vice President of Business Development. His salary, currently $121,000 per annum, plus $500 per month car allowance, is subject to annual adjustment by the Board of Directors. In addition to his base salary, Mr. Redmond was granted a total of 23,700 incentive stock options at prices ranging from $3.19 to $12.88 per share which vest at various dates over a three year period. His agreement continues until terminated. In the event he is terminated, he will receive his base salary for up to four months. In the event he is disabled, he will continue at 75% of his then current salary for not less than six months and then at 50% of such salary through the end of the current term. In the event of his death, his salary will continue for 60 days following the end of the month of his death. Under the agreement, he is permitted to participate in any profit sharing, deferred compensation or other programs. In addition, he is prohibited from competing with the Company for three years following termination of his employment.

    The Company does not have an employment agreement with Dr. Stout. His salary, currently $112,000 per annum, is subject to annual adjustment by the Board of Directors. In addition to his base salary,

Dr. Stout was granted a total of 25,076 incentive stock options at prices ranging from $3.19 to $12.88 per share which vest at various dates over a three year period.

  Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and 10 percent shareholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and 10 percent shareholders are required by Commission regulations to furnish the Company with all Section 16(a) reports they file. Based solely on the Company's review of the copies of such reports the Company received and written representations from the Company's officers and directors, the Company believes that all required reports were timely filed in fiscal 2000.

REPORT OF COMPENSATION AND STOCK OPTION COMMITTEES
ON EXECUTIVE COMPENSATION

    The Company has maintained a philosophy of seeking to attract and retain a key group of experienced executives capable of successfully managing product development, manufacturing, marketing and sales, while providing strong financial management. Mindful of conserving cash resources, the Company has provided a combination of annual cash compensation and stock option grants which emphasizes lower cash compensation in exchange for potential long-term gains through stock option appreciation. The Company believes such a strategy is in the best interests of the shareholders and provides proper incentives to increase long-term shareholder value. The Company's Compensation Committee is responsible for reviewing cash compensation paid to the Company's executive officers and makes recommendations to the Stock Option Committee for stock option and common stock grants. The Stock Option Committee is responsible for administering all stock option and common stock grants, including awards to the Company's executive officers.

    Overall, the Company's executive compensation is composed of the following key elements:

  Base Salary

    This is an amount of annual cash compensation which the Company believes is necessary to attract and retain qualified executives and is administered on behalf of the Board of Directors by the Chief Executive Officer for all executive officers other than the C.E.O. As can be determined from the Summary Compensation Table preceding, under this policy the Company's three executive officers have cash compensation exceeding $100,000 per year. In fiscal 2000, the Company's Chief Executive Officer, Mr. O'Shea, was paid an annual salary of $220,000. Beginning Fiscal 2001, Mr. O'Shea's salary increased to $242,000. As part of Mr. O'Shea's compensation package, the Board agreed to pay premiums on certain life and disability policies owned by Mr. O'Shea. Payment of these premiums is similar to supplemental policy premiums paid by the Company on behalf of its former chief executive officer.

  Annual Incentives

    As circumstances are appropriate, the Company has annual incentive programs for individual executives or for the executive officer group as a whole. These programs have specific performance criteria and awards determined based on Company business goals for the period. In fiscal 2000, the Company had an incentive program under the 1992 Stock Incentive Plan with respect to certain executive officers whereby up to a specified number of stock options would be automatically granted based on attainment of certain sales and operating performance targets. No options were granted relative to achieving operating results. Fifty-six percent of targeted awards were granted with respect to the Company achieving sales targets.

  Long-Term Incentives

    At present, the Company's primary long-term incentive program is the 1992 Stock Incentive Plan, which is available to all employees, executive officers and non-employee consultants of the Company. The Board of Directors' Stock Option Committee grants all options pursuant to this plan. Generally, executive officers, upon joining the Company are granted options vesting over a three to four year period at current fair market value in amounts which, in the Stock Option Committee's opinion, are consistent with their positions and responsibilities with the Company. In addition, based on individual annual performance and contribution to the long-term goals of the Company, executive officers and other company employees may receive additional stock option grants. The amount and terms of such options are discretionary and are determined by the Stock Option Committee taking into account Company and individual performance. These options vest over varying periods and are intended to focus all employees on achieving the long-term goals of the Company and to directly reward them for corresponding increases in shareholder value.

    The Company also has a 401(k) Retirement Benefit Plan for its employees, including its executive officers, which provides for voluntary employer matches of employee contributions up to 6% of salary and for discretionary profit sharing contributions to all employees. In fiscal 2000, Mr. O'Shea received $3,939 (or 1,409 shares) of Company common stock under the matching provisions of the 401(k) Plan and Mr. Redmond received $2,692 (or 1,264 shares) of Company common stock.

    Due to the availability of operating loss carryforwards, the Compensation and Stock Option Committees determined Mr. O'Shea's compensation package without regard to the limitations of deductibility imposed by Internal Revenue Code Section 162(m).

    The Company is engaged in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain qualified executives. The Board of Directors believes that the above described compensation structure will help the Company to achieve these objectives.

    The foregoing report has been furnished by the following directors: for the Compensation Committee, John Ruedy, Grace K. Fey, and Eric T. Herfindal, and for the Stock Option Committee, Grace K. Fey, Richard J. Plestina and Edward Flynn.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Executive compensation is administered by two committees of the Board: the Compensation Committee and the Stock Option Committee. Jim O'Shea, the Company's Chairman, President, Chief Executive Officer and a Director, while not a member of either committee, participated in deliberations concerning executive officer compensation, but abstained from deliberations concerning his own compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On August 26, 1999, Michael Temple announced his resignation as the Company's Vice President and Chief Financial Officer effective September 7, 1999. In consideration for Mr. Temple's service and ongoing transitional consulting to the Company, the Company vested 9,000 stock options granted to Mr. Temple on May 10, 1999 at a rate of 1,000 per month, commencing on October 1, 1999, and extended the expiration date of these options to September 7, 2000.

STOCK PERFORMANCE CHART

    The following chart compares the yearly stock market (U.S.) percentage change in the cumulative total stockholder return on the Company's common stock during the five fiscal years ended March 31, 2000 with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Hambrecht and Quist Healthcare Index (exclusive of biotechnology companies). The comparison assumes $100 was invested on March 31, 1995, in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

		Indexed Returns Year Ending
	Base Period 3/31/95
Company/Index		3/31/96	3/31/97	3/31/98	3/31/99	3/31/00
Bioject	$100.00	$65.63	$39.06	$75.00	$31.25	$113.13
H&Q Healthcare	100.00	152.49	150.32	214.45	218.33	212.46
Nasdaq Stock Market—U.S.	100.00	135.80	150.95	228.88	309.19	574.04

PROPOSAL #2: PROPOSAL TO APPROVE THE 2000 EMPLOYEE STOCK PURCHASE PLAN

    The Company's 2000 Employee Stock Purchase Plan (the "ESPP"), is intended to provide a convenient and practical means by which employees may participate in stock ownership of the Company. The Board of Directors believes that the opportunity to acquire a proprietary interest in the success of the Company through the acquisition of shares of common stock pursuant to the ESPP is an important aspect of the Company's ability to attract and retain highly qualified and motivated employees. Accordingly, the Board has approved the ESPP, subject to shareholder approval, which will provide for the issuance of up to 150,000 shares of the Company's common stock to participating employees.

    Key provisions of the ESPP are described below. The complete text of the ESPP is attached to this document as Appendix A.

  Shares Reserved for ESPP

    If approved, the ESPP will reserve a total of 150,000 shares of common stock for issuance to participating employees. The number of shares issuable under the ESPP is subject to adjustment in the event of stock dividends, reverse or forward stock splits, combinations of shares, recapitalizations or other changes in the outstanding common stock.

  Eligibility

    Except as described below, all full-time employees, as defined in the ESPP, of the Company and its participating subsidiaries are eligible to participate in the ESPP. Any employee who would, immediately after an offering, and after including the number of shares that could be purchased in that offering, own or could be considered to own five percent or more of the voting power or value of all classes of stock of the Company, or any subsidiary of the Company, will be ineligible to participate in that offering.

    No option may permit the purchase of more than 10,000 shares, and no option may be granted under the ESPP that would allow an employee's right to purchase shares under all stock purchase plans of the Company and its subsidiaries to which Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), applies to accrue at a rate that exceeds $25,000 of the fair market value, as determined on the date of grant, for each calendar year that the option is outstanding.

  ESPP Offerings

    The ESPP shall be implemented by a series of overlapping two-year offerings, with a new offering commencing on May 15 and November 15 of each year beginning with November 15, 2000. Accordingly, up to four separate offerings may be in process at any time. The first day of each offering is the "offering date" for that offering and each offering shall end on the second anniversary of its offering date. Each offering shall be divided into four six-month purchase periods, one of which shall end on each May 15 and November 15 during the term of the offering. The last day of each purchase period is a "purchase date" for the applicable offering. An employee may participate in only one offering at a time and may purchase shares only through payroll deductions permitted under the ESPP. Payroll deductions must be a whole percentage of not less than one percent or more than 15 percent of a participant's gross amount of base pay plus commissions, if any.

  Purchase Price

    The price at which shares may be purchased on any purchase date in an offering will be the lower of (a) 85 percent of the fair market value of a share of common stock on the offering date of the offering or (b) 85 percent of the fair market value of a share of common stock on the purchase date. The fair market value of a share of common stock on any date will be the closing price on the immediately preceding trading day as reported by the Nasdaq Small Cap Market or, if the common stock is not reported on the

Nasdaq Small Cap Market, such other reported value of the common stock as may be specified by the Board of Directors.

  Termination and Amendment

    The ESPP will terminate when all of the shares reserved for purposes of the ESPP have been purchased, provided that the Board of Directors in its sole discretion may terminate the ESPP at any time. The Board may at any time amend the ESPP in any and all respects, provided that, without shareholder approval, the Board may not (i) increase the number of shares reserved for the ESPP, except for those adjustments authorized by the ESPP, or (ii) decrease the purchase price of shares offered pursuant to the ESPP.

  Federal Income Tax Consequences

    The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under the Code, employees will not recognize taxable income or gain with respect to shares purchased under the ESPP either at the offering date of, or at any purchase date in, an offering. If an employee disposes of shares purchased under the ESPP more than two years after the offering date and more than one year after the purchase date, or in the event of the employee's death at any time, the employee or the employee's estate generally will be required to report as ordinary compensation income for the taxable year of disposition or death an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition or death over the applicable purchase price, or (2) 15 percent of the fair market value of the shares on the offering date. In the case of such a disposition or death, the Company will not be entitled to any deduction from income. Any gain on the disposition in excess of the amount treated as ordinary compensation income generally will be capital gain.

    If an employee disposes of shares purchased under the ESPP within two years after the offering date or within one year after the purchase date, the employee generally will be required to report the excess of the fair market value of the shares on the purchase date over the applicable purchase price as ordinary compensation income for the year of disposition. If the disposition is by sale, any difference between the fair market value of the shares on the purchase date and the disposition price generally will be capital gain or loss. In the event of a disposition within two years after the offering date or within one year after the purchase date, subject to certain limitations such as the $1,000,000 cap on deductibility under Section 162(m) of the Code, the Company generally will be entitled to a deduction from income in the year of such disposition equal to the amount the employee is required to report as ordinary compensation income.

  Recommendation of the Board

    The Board of Directors recommends the stockholders vote FOR the proposal to approve the ESPP as described above. Approval of the ESPP by the shareholders will require that the votes cast in favor of the proposal at the Meeting exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote. The proxies will be voted for or against the proposal or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted FOR the proposal.

PROPOSAL #3: PROPOSAL TO APPROVE AMENDMENTS TO THE 1992 STOCK INCENTIVE PLAN

    The Board of Directors believes that the availability of stock options and other stock-based incentives under the Company's 1992 Stock Incentive Plan (the "Plan") is important to the Company's ability to attract and retain experienced employees and to provide an incentive for them to exert their best efforts on behalf of the Company. In 1998, the shareholders approved an increase in the number of shares of common stock reserved for issuance under the Plan to 900,000 shares. On March 9, 2000, the Board of Directors amended the Plan to increase the shares reserved for the Plan to 1,050,000 shares, but provided that the additional 150,000 shares could not be used for incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or for grants to officers or directors. As of June 30, 2000, out of the 1,050,000 shares of common stock reserved for issuance under the Plan, only 47,572 shares remained available for grant. The Plan also provides that no options may be granted or other awards made under the Plan after July 29, 2002.

    The Board of Directors believes additional shares will be needed under the Plan to provide appropriate incentives to key employees, and that the term of the Plan should be extended. Accordingly, on July 26, 2000 the Board of Directors approved amendments to the Plan, subject to shareholder approval, to (i) reserve an additional 650,000 shares for the Plan, thereby increasing the total number of shares reserved for issuance under the Plan to 1,700,000 shares, (ii) eliminate the recently adopted limitation on shares used for grants of incentive stock options and grants to officers and directors, and (iii) extend the term of the Plan so that awards can be made until June 30, 2010. In addition, to comply with regulations under Section 162(m) of the Code, the Board of Directors approved an amendment to the Plan, subject to shareholder approval, to establish a per-employee limit on grants of options and stock appreciation rights under the Plan of 200,000 shares annually. See "Federal Income Tax Consequences."

    The complete text of the Plan, marked to show the proposed amendments, is attached to this proxy statement as Appendix B. The following description of the Plan is a summary of certain provisions and is qualified in its entirety by reference to Appendix B.

  Awards and Eligibility

    The Plan provides for stock-based awards to (i) employees and officers of the Company and its subsidiaries, (ii) selected non-employee agents, consultants, advisors and independent contractors of the Company or any parent or subsidiary, and (iii) outside (non-employee) directors of the Company. Awards which may be granted under the Plan include stock options, stock bonuses, stock appreciation rights, and specified sales of stock (collectively, "Awards"). The Stock Option Committee of the Board of Directors (the "Committee") administers the Plan and determines the key employees and non-employee advisors of the Company and its subsidiaries who are to receive Awards under the Plan and the types, amounts, and terms of such Awards. The Committee currently consists of Mr. Flynn, Ms. Fey and Mr. Plestina. No Awards may be granted under the Plan on or after July 29, 2002.

    At June 30, 2000, a total of 35 persons were eligible for Awards under the Plan, including each of the Company's executive officers, 32 other employees, and each of the Company's seven outside (non-employee) directors. At that date, these persons represented the pool of individuals considered to be eligible to participate in the Plan. Outside directors may receive only the non-discretionary options described under "Election of Class Two Directors—Board of Directors Composition, Compensation and Committees."

  Purpose

    The purpose of the Plan is to promote and advance the interests of the Company and its shareholders by enabling the Company to attract, retain, and reward key employees, non-employee advisors, and directors. The Plan is also intended to strengthen the commonality of interests between the Company's shareholders and such employees, non-employee advisors, and directors by offering equity-based incentive

Awards to promote a proprietary interest in pursuing the long-term growth, profitability, and financial success of the Company.

  Options

    Options granted under the Plan may be either incentive stock options meeting the requirements of Section 422 of the Code or nonqualified options. The Committee determines the number of shares of common stock subject to options granted, the option price, the term of the option, the time or times at which the option may be exercised and whether an option is an incentive or nonqualified stock option. Incentive stock options, however, may be exercisable not more than ten years from the date of grant. The Plan does not limit the maximum term or amount of award for nonqualified options. The exercise price per share for options granted under the Plan generally must be at least 100 percent (for incentive stock options) or 75 percent (for nonqualified options) of the fair market value of a share of common stock on the date the option is granted. The purchase price for options may be paid in cash or, at the discretion of the Committee, in whole or in part in shares of common stock. In the event that the employment or service of the optionee with the Company or a parent or subsidiary corporation of the Company terminates for any reason other than for death or physical disability, vested options may be exercised at any time prior to the earlier of the expiration date of the option or the expiration of 90 days after the date of such termination. In the event of termination of employment due to death or disability, the options may be exercised at any time prior to the earlier of the expiration date of the option or the expiration of one year after the date of such termination.

  Stock Bonuses

    The Committee may award Shares under the Plan as stock bonuses. Shares awarded as a stock bonus shall be subject to such terms, conditions, and restrictions as shall be determined by the Committee, all of which shall be evidenced in a writing signed by the recipient prior to receiving the bonus Shares.

  Stock Sales

    The Committee may issue Shares under the Plan for such consideration (including promissory notes and services) as determined by the Committee, provided that in no event shall the consideration be less than 75 percent of the fair market value of the Shares at the time of issuance. Shares so issued shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the Shares issued, together with such other restrictions as may be determined by the Committee.

  Stock Appreciation Rights

    The Committee may grant stock appreciation rights ("SARs") under the Plan. A recipient of SARs will receive, upon exercise, a payment (in cash or in shares of common stock) based on the increase in the price of a share of common stock between the date of grant and the date of exercise. SARs may be granted in connection with options or other Awards granted under the Plan or may be granted as independent Awards. If a SAR is granted in connection with an option, the SAR shall be exercisable only to the extent and on the same conditions that the related option could be exercised. Upon exercise of a SAR, any option or portion thereof to which the SAR relates terminates. If a SAR is granted in connection with an option, upon exercise of the option, the SAR or portion thereof to which the option relates terminates.

  Changes in Capital Structure

    If the outstanding shares of common stock of the Company are hereafter increased or decreased or are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, the Committee shall make appropriate adjustments (i) in the number and kind of shares available for awards under the Plan and in all other share amounts set forth in the Plan; and (ii) in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the participant's proportionate interest before and after the occurrence of the event is maintained.

  Federal Income Tax Consequences

    Certain options authorized to be granted under the Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no regular income upon grant or exercise of the incentive stock option. However, the gain resulting from the exercise of an incentive stock option is included in the alternative minimum taxable income of the optionee and may, under certain conditions, be taxed under the alternative minimum tax. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

    Certain options authorized to be granted under the Plan will be treated as nonqualified options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a nonqualified option until the option is exercised. At the time of exercise of a nonqualified option, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of a nonqualified option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

    An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Code and no Section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects under Section 83(b) of the Code within 30 days after the original transfer. The Company generally will be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold on the income amount.

    Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or stock appreciation right will not be subject to the $1,000,000 limit if the option or stock appreciation right and the plan pursuant to which it is granted meet certain requirements. One requirement is shareholder approval of a per-employee limit on the number of shares as to which options and stock appreciation rights may be granted, as proposed in this proposal. Other requirements are that the option or stock appreciation right be granted by a committee of at least two outside directors and that the exercise price of the option or stock appreciation right be not less than fair market value of the common stock on the date of grant. Accordingly, the Company believes that if this proposal is approved by shareholders, compensation received on exercise of options and stock appreciation rights granted under the Plan in compliance with all of the above requirements will be exempt from the $1,000,000 deduction limit.

  New Plan Benefits

    From April 1, 2000 to July 31, 2000, options covering 8,450 shares and 3,000 shares, respectively, of the Company's common stock have been granted to employees and consultants of the Company at an exercise price of $8.25 per share, the fair market value of the common stock on the date of grant. Each non-employee director will receive a grant covering 3,500 shares of the Company's common stock on the date of the Annual Meeting at an exercise price equal to the fair market value of the Company's common stock on that date. No options have been granted to any executive officers or directors of the Company from April 1, 2000 through July 31, 2000 and future grants cannot be determined.

  Recommendation of the Board

    The Board of Directors recommends the stockholders vote FOR the proposal to approve the Plan amendments as described above. The affirmative vote of the holders of shares of common stock with a majority of the votes of the holders present in person or represented by proxy and entitled to vote on the matter is required to approve this proposal. Abstentions have the same effect as "no" votes in determining whether the amendments are approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting but are not counted and have no effect on the results of the vote on the proposal. The proxies will be voted for or against the proposal or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted FOR the proposal.

OTHER MATTERS TO BE ACTED UPON

    It is not known whether any other matters will come before the Meeting other than as set out above and in the Notice of Meeting. However, if such should occur, the two persons named in the accompanying form of proxy intends to vote on the matters in accordance with his best judgment exercising discretionary authority with respect to amendments or variations or matters identified in the Notice of Meeting and other matters which may properly come before the Meeting or an adjournment thereof. For this year's Meeting, if notice of a shareholder proposal to be raised at the Meeting is received at the principal executive offices of the Company after June 28, 2000, proxy voting on that proposal, when and if raised at the Meeting, will be subject to the discretionary voting authority of the designated proxy holders.

SHAREHOLDER PROPOSAL AND NOMINATION PROCEDURES FOR THE MEETING

    Article II of the Company's Bylaws provides that advance notice of nominations for the election of directors or proposals for an amendment to the Company's Bylaws must be received by the Company thirty (30) days prior to the date of the shareholder meeting at which the shareholder wishes to present such nomination or proposal or, if less than 40 days' notice of the date of the meeting is given to shareholders, by the close of business on the 10th day following the date on which notice of the meeting was mailed to shareholders.

    Each notice of a nomination or proposal of a Bylaw amendment must contain, among other things, (i) the name and address of the shareholder who intends to make the nomination or proposal; (ii) a representation that the shareholder is a holder of record of common stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination or proposal; (iii) certain biographical information concerning each person to be nominated for election as a director, the number of shares of common stock beneficially owned by such nominee, and the consent of such person to serve as a director if so elected; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) the provisions of any proposed Bylaw amendment and any financial interest of the shareholder in the proposal; and (vi) such other information regarding each nominee or proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission.

ANNUAL REPORT

    The Company's Annual Report to Shareholders for the fiscal year ended March 31, 2000 accompanies this proxy statement. On written request, the Company will provide, without charge, a copy of its 10-K filed with the Securities and Exchange Commission (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of the Company's common stock on July 21, 2000, the record date for the 2000 Annual Meeting of Shareholders, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of the Secretary of the Company at the address of the Company set forth in the Notice of Annual Meeting of Shareholders immediately preceding this proxy statement.

INDEPENDENT ACCOUNTANTS

    Arthur Andersen LLP, independent public accountants, examined the financial statements of the Company for fiscal 2000. No change in independent public accountants is contemplated for fiscal 2001. The Company expects representatives of Arthur Andersen LLP to be present at the 2000 annual meeting of shareholders and to be available to respond to appropriate questions from shareholders. The accountants will have the opportunity to make a statement at the meeting if they desire to do so.

PROPOSALS OF SHAREHOLDERS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

    Proposals of shareholders to be presented at the Meeting to be held in September 2001 must be received at the Company's executive offices by April 9, 2001, in order to be included in the Company's proxy statement and form of proxy concerning that meeting.

    In accordance with Rule 14a-4(c) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the holders of the proxies solicited by the Board of Directors in connection with the 2000 Annual Meeting of Shareholders may vote such proxies in their discretion on certain matters as more fully described in such rule, including, without limitation, on any matter coming before the meeting as to which the Corporation does not have notice on or before June 28, 2001. This notice period does not apply to director nominations or amendments to the Bylaws, which are governed by the Company's Bylaws and explained under the heading "Shareholder Proposal and Nomination Procedures for the Meeting."

    DATED at Portland, Oregon, this 10th day of August 2000.

BY ORDER OF THE BOARD
/s/ JAMES C. O'SHEA James O'Shea Chairman of the Board, President and Chief Executive Officer

APPENDIX A

BIOJECT MEDICAL TECHNOLOGIES INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

    1.  Purpose of the Plan.  Bioject Medical Technologies Inc. (the "Company") believes that ownership of shares of its common stock by employees of the Company and its Participating Subsidiaries (hereinafter defined) is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the rewards of growth and success. The purpose of the Company's 2000 Employee Stock Purchase Plan (the "Plan") is to provide a convenient means by which employees of the Company and Participating Subsidiaries may purchase the Company's shares through payroll deductions and a method by which the Company may assist and encourage such employees to become share owners.

    2.  Shares Reserved for the Plan.  There are 150,000 shares of the Company's authorized but unissued or reacquired common stock reserved for purposes of the Plan. The number of shares reserved for the Plan is subject to adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding common stock of the Company. The determination of whether an adjustment shall be made and the manner of any such adjustment shall be made by the Board of Directors of the Company, which determination shall be conclusive.

    3.  Administration of the Plan.  The Plan shall be administered by the Board of Directors. The Board of Directors may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. The Board of Directors may consult with counsel for the Company on any matter arising under the Plan. All determinations and decisions of the Board of Directors shall be conclusive. Notwithstanding the foregoing, the Board of Directors, if it so desires, may delegate to the Compensation Committee of the Board the authority for general administration of the Plan.

    4.  Eligible Employees.  Except as indicated below, all full-time employees of the Company and all full- time employees of each of the Company's subsidiary corporations which is designated by the Board of Directors of the Company as a participant in the Plan (such participating subsidiary being hereinafter called a "Participating Subsidiary") are eligible to participate in the Plan. Any employee who would, after a purchase of shares under the Plan, own or be deemed (under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code")) to own stock (including stock subject to any outstanding options held by the employee) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company, shall be ineligible to participate in the Plan. A "full-time employee" is one who is in the active service of the Company or a Participating Subsidiary on the applicable Subscription Deadline (as defined below) excluding, however, any employee whose customary employment is 20 hours or less per week or whose customary employment is for not more than five months per calendar year.

    5.  Offerings.

    (a)  Offerings and Purchase Periods.  The Plan shall be implemented by a series of overlapping two-year offerings (the "Offerings"), with a new Offering commencing on May 15 and November 15 of each year beginning with November 15, 2000. Accordingly, up to four separate Offerings may be in process at any time, but an employee may only participate in one Offering at a time. The first day of each Offering is the "Offering Date" for that Offering and each Offering shall end on the second anniversary of its Offering Date. Each Offering shall be divided into four six-month purchase periods ("Purchase Periods"), one of which shall end on each May 15 and November 15 during the term of the Offering. The last day of each Purchase Period is a "Purchase Date" for the applicable Offering.

    (b)  Grants; Limitations.  On each Offering Date, each eligible employee shall be granted an option under the Plan to purchase shares of common stock on the Purchase Dates for the Offering for the price determined under paragraph 7 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (a) no option shall permit the purchase of more than 10,000 shares, and (b) no option may be granted under the Plan that would allow an employee's right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding.

    6.  Participation in the Plan.

    (a)  Initiating Participation.  An eligible employee may participate in an Offering under the Plan by filing with the Company a subscription and payroll deduction authorization on a form furnished by the Company. The subscription and payroll deduction authorization must be filed no later than 10 days prior to the Offering Date (the "Subscription Deadline"). Once filed, a subscription and payroll deduction authorization shall remain in effect unless amended or terminated, and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the same day. The payroll deduction authorization will authorize the employing corporation to make payroll deductions from each of the participant's paychecks during the Offering other than a paycheck issued on the Offering Date. The amount to be deducted shall be designated by the participant in the payroll deduction authorization and must be a whole percentage of not less than one percent and not more than 15 percent of the gross amount of base pay plus commissions, if any, payable to the participant for the period covered by each paycheck. If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deductions to the Company.

    (b)  Amending or Terminating Participation.  After a participant has begun participating in the Plan by initiating payroll deductions, the participant may amend the payroll deduction authorization up to two times during any Purchase Period, and may terminate participation in the Plan at any time at least 10 days prior to a Purchase Date by written notice to the Company. A permitted change in payroll deductions shall be effective for any pay period only if written notice is received by the Company at least 10 days prior to the payday for that pay period. Participation in the Plan shall also terminate when a participant ceases to be an eligible employee for any reason, including death or retirement. A participant may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering. Upon termination of a participant's participation in the Plan, all amounts deducted from the participant's pay and not previously used to purchase shares under the Plan shall be returned to the participant.

    7.  Option Price.  The price at which shares shall be purchased on any Purchase Date in an Offering shall be the lower of (a) 85% of the fair market value of a share of common stock on the Offering Date of the Offering or (b) 85% of the fair market value of a share of common stock on the Purchase Date. The fair market value of a share of common stock on any date shall be the closing price on that date as reported by the Nasdaq Stock Market or, if the common stock is not reported on the Nasdaq Stock Market, such other reported value of the common stock as shall be specified by the Board of Directors. If an Offering Date or Purchase Date occurs on a date that is not a market trading day, the fair market value of a share of common stock on that date shall be such closing market price on the next trading day.

    8.  Purchase of Shares.  All amounts withheld from the pay of a participant shall be credited to his or her account under the Plan by the Custodian appointed under paragraph 10. No interest will be paid on such accounts, unless otherwise determined by the Board of Directors. On each Purchase Date, the amount of the account of each participant will be applied to the purchase of whole shares by such participant from the Company at the price determined under paragraph 7. Any cash balance remaining in a participant's account after a Purchase Date because it was less than the amount required to purchase a full share shall be retained in the participant's account for the next Purchase Period. Any other amounts in a participant's account after a Purchase Date will be repaid to the participant.

    9.  Automatic Withdrawal and Re-enrollment.  If the fair market value of a share of common stock on any Purchase Date of an Offering is less than the fair market value of a share of common stock was on the Offering Date for such Offering, then every participant in that Offering shall automatically (a) be withdrawn from such Offering after the acquisition of the shares of common stock on such Purchase Date, and (b) be enrolled in the new Offering commencing on such Purchase Date.

    10.  Delivery and Custody of Shares.  Shares purchased by participants pursuant to the Plan will be delivered to and held in the custody of such investment or financial firm (the "Custodian") as shall be appointed by the Board of Directors. The Custodian may hold in nominee or street name certificates for shares purchased pursuant to the Plan, and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual participants. By appropriate instructions to the Custodian on forms to be provided for that purpose, a participant may from time to time sell all or part of the shares held by the Custodian for the participant's account at the market price at the time the order is executed. By appropriate instructions to the Custodian on forms to be provided for that purpose, a participant may obtain (a) transfer into the participant's own name of all or part of the shares held by the Custodian for the participant's account and delivery of such shares to the participant, or (b) transfer of all or part of the shares held for the participant's account by the Custodian to a regular individual brokerage account in the participant's own name, either with the firm then acting as Custodian or with another firm; provided, however, that no shares may be transferred under (a) or (b) until two years after the Offering Date of the Offering in which the shares were purchased and one year after the Purchase Date on which the shares were purchased.

    11.  Records and Statements.  The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each participant will receive a statement showing the activity of his account since the preceding Purchase Date and the balance on the Purchase Date as to both cash and shares. Participants will be furnished such other reports and statements, and at such intervals, as the Board of Directors shall determine from time to time.

    12.  Expense of the Plan.  The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan and on delivery of shares to a participant or into his or her brokerage account. The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant. Expenses to be paid by a participant will be deducted from the proceeds of sale prior to remittance.

    13.  Rights Not Transferable.  The right to purchase shares under this Plan is not transferable by a participant, and such right is exercisable during the participant's lifetime only by the participant. Upon the death of a participant, any cash withheld and not previously applied to purchase shares, together with any shares held by the Custodian for the participant's account shall be transferred to the persons entitled thereto under the laws of the state of domicile of the participant upon a proper showing of authority.

    14.  Dividends and Other Distributions.  Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the participant directs that his or her cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of common stock of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto.

    15.  Voting and Shareholder Communications.  In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will furnish to each participant a proxy authorizing the participant to vote the shares held by the Custodian for his account. Copies of all general communications to shareholders of the Company will be sent to participants in the Plan.

    16.  Tax Withholding.  Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the participant shall pay such amount to the Company on demand. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law.

    17.  Responsibility and Indemnity.  Neither the Company, its Board of Directors, the Custodian, any Participating Subsidiary, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless its Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

    18.  Conditions and Approvals.  The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, compliance with the rules of any stock exchange on which the Company's securities may be listed, and approval of such federal and state authorities or agencies as may have jurisdiction over the Plan or the Company. The Company will use its best effort to comply with such laws, regulations and rules and to obtain such approvals.

    19.  Amendment of the Plan.  The Board of Directors of the Company may from time to time amend the Plan in any and all respects, except that without the approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan (except for adjustments authorized in paragraph 2, above) or decrease the purchase price of shares offered pursuant to the Plan.

    20.  Termination of the Plan.  The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except as hereinafter in this paragraph provided. Upon termination of the Plan, the cash and shares, if any, held in the account of each participant shall forthwith be distributed to the participant or to the participant's order, provided that if prior to the termination of the Plan, the Board of Directors and shareholders of the Company shall have adopted and approved a substantially similar plan, the Board of Directors may in its discretion determine that the account of each participant under this Plan shall be carried forward and continued as the account of such participant under such other plan, subject to the right of any participant to request distribution of the cash and shares, if any, held for his account.

APPENDIX B

BIOJECT MEDICAL TECHNOLOGIES INC.

RESTATED 1992 STOCK INCENTIVE PLAN*

    1.  Purpose.  The purpose of this Restated 1992 Stock Incentive Plan (the "Plan") is to enable Bioject Medical Technologies Inc., an Oregon corporation (the "Company"), to attract and retain the services of (a) selected employees, officers and directors of the Company or of any parent or subsidiary corporation of the Company, and (b) selected nonemployee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary.

    2.  Shares Subject to the Plan.  Subject to adjustment as provided below and in paragraph 11, up to [1,050,000] 1,700,000 shares of common stock of the Company (the "Shares") shall be offered and issued under the Plan. [No more than 900,000 of such Shares offered and issued under the Plan may be offered and issued pursuant to (a) grants of Incentive Stock Options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and (b) grants to directors or officers of the Company.] If an option or a stock appreciation right granted under the Plan expires, terminates or is cancelled, the unissued Shares subject to such option or stock appreciation right shall again be available under the Plan. If Shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of Shares forfeited or repurchased shall again be available under the Plan.

    3.  Effective Date and Duration of Plan.

    (a)  Effective Date.  The Plan shall become effective when adopted by the Board of Directors of the Company (the "Board"). However, no option granted under the Plan shall become exercisable until the Plan is approved by the affirmative vote of the holders of a majority of the common stock of the Company represented at a shareholder meeting at which a quorum is present, and any such awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, options and stock appreciation rights may be granted and Shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

    (b)  Duration.  No options or stock appreciation rights may be granted under the Plan, no stock bonuses may be awarded under the Plan, and no Shares may be sold pursuant to paragraph 8 of the Plan on or after [July 29, 2002] June 30, 2010. However, the Plan shall continue in effect until all Shares available for issuance under the Plan have been issued and all restrictions on such Shares have lapsed. The Board may suspend or terminate the Plan at any time, except with respect to options, stock appreciation rights and Shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, stock appreciation rights, any right of the Company to repurchase Shares or the forfeitability of Shares issued under the Plan.

    4.  Administration.

    (a) The Plan shall be administered by a committee appointed by the Board consisting of not less than two directors (the "Committee"). The Committee shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards, and the other terms and conditions of the awards; provided, however, that only the Board may amend or terminate the Plan as provided in paragraphs 3 and 14. At any time when the officers and directors of the Company are subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Committee shall consist solely of "non-employee" directors as such term is defined from time to time in SEC Rule 16b-3(b)(3)(i) or successor rule. No member of the Committee shall be eligible to receive any award under the Plan while such person serves as a Committee member, except pursuant to paragraph 10.

*
Matter in brackets and italics is to be deleted; matter in bold and underline is new.

    (b) Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any vesting or exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

    5.  Types of Awards; Eligibility.  The Committee may, from time to time, take the following actions under the Plan: (i) grant Incentive Stock Options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraph 6(b); (ii) grant options other than Incentive Stock Options ("Nonstatutory Stock Options") as provided in paragraph 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell Shares as provided in paragraph 8; and (v) grant stock appreciation rights as provided in paragraph 9. Any such awards may be made to employees (including employees who are officers or directors) of the Company or of any parent or subsidiary corporation of the Company, and to other individuals described in paragraph 1 who the Committee believes have made or will make an important contribution to the Company or its parent or subsidiaries; provided, however, that only employees of the Company or a parent or subsidiary shall be eligible to receive Incentive Stock Options under the Plan, and, provided further, that directors who are not employees shall receive awards only pursuant to paragraph 10. The Committee shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made under the Plan. At the discretion of the Committee, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options or stock appreciation rights under the Plan for more than 200,000 shares of common stock in any calendar year.

    6.  Option Grants

    (a)  Grant.  Each option granted under the Plan shall be evidenced by a stock option agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan. With respect to each option grant, the Committee shall determine the number of Shares subject to the option, the option price, the period of the option, and the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Nonstatutory Stock Option.

    (b)  Incentive Stock Options.  Incentive Stock Options granted under the Plan shall be subject to the following terms and conditions:

       (i) No employee may be granted Incentive Stock Options under the Plan such that the aggregate fair market value, on the date of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or of any parent or subsidiary corporation of the Company exceeds $100,000.

      (ii) An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company only if the option price is at least 110 percent of the fair market value, as described in paragraph 6(b)(iv), of the Shares subject to the option on the date it is granted, and the option by its terms is not exercisable more than five years from the date of grant.

      (iii) Subject to paragraphs 6(b)(ii) and 6(d), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee, except that no Incentive Stock Option shall be exercisable more than 10 years from the date of grant.

      (iv) The option price per Share shall be determined by the Committee at the time of grant. Subject to paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Shares covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be deemed to be the average of the closing bid and asked prices for the common stock of the Company as reported on the National Association of Securities Dealers, Inc. Automated Quotation System on the day preceding the day the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the common stock of the Company as shall be specified by the Committee.

      (v) The Committee may at any time without the consent of the optionee convert an Incentive Stock Option into a Nonstatutory Stock Option.

    (c)  Nonstatutory Stock Options.  Nonstatutory Stock Options shall be subject to the following additional terms and conditions:

       (i) The option price for Nonstatutory Stock Options shall be determined by the Committee at the time of grant. The option price may not be less than 75 percent of the fair market value of the Shares covered by the Nonstatutory Stock Option on the date of grant. The fair market value of the Shares covered by a Nonstatutory Stock Option shall be determined pursuant to paragraph 6(b)(iv).

      (ii) Nonstatutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee.

    (d)  Exercise of Options.  Except as provided in paragraphs 6(e) and (f) or as determined by the Committee, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any parent or subsidiary corporation of the Company and shall have been so employed or have provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment for purposes of the Plan. Unless otherwise determined by the Committee, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(f), 11 and 12, options granted under the Plan may vest and be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Committee, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Committee, if the optionee does not exercise an option in any one year with respect to the full number of Shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those Shares in any subsequent year during the term of the option.

    (e)  Restrictions on Transfer.  Each option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee; provided, however, that, with the consent of the Committee, which consent may be withheld in its sole discretion or conditioned on such requirements as the Committee shall deem appropriate, an officer or director of the Company who is subject to Section 16(b) of the Exchange Act may assign or transfer without consideration all or any portion of a Nonstatutory Stock Option granted under the Plan to such officer's or director's spouse (or former spouse) pursuant to a qualified domestic relations order. The holder of any Nonstatutory Stock Option that has been transferred pursuant to this paragraph 6(e) may be subject to treatment under tax and securities laws with respect to the transferred option which differs from the treatment to which the applicable officer or director was subject with respect to the option prior to the transfer.

    (f)  Termination of Employment or Service.

       (i) In the event the employment or service of the optionee by the Company or a parent or subsidiary corporation of the Company terminates for any reason other than because of death or physical disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of three months (one year in the case of officers and two years in the case of directors)after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

      (ii) In the event of the termination of the optionee's employment or service with the Company or a parent or subsidiary corporation of the Company because the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code), the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

      (iii) In the event of the death of an optionee while employed by or providing service to the Company or a parent or subsidiary corporation of the Company, the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option on the date of death, and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

      (iv) The Committee, at the time of grant or at any time thereafter, may extend the three-month and one-year expiration periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Committee may determine.

      (v) To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase Shares pursuant to such option shall cease and terminate.

    (g)  Purchase of Shares.  Unless the Committee determines otherwise, Shares may be acquired pursuant to an option only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of Shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and, if required to comply with the Securities Act of 1933, as amended, or state securities laws, the notice shall include a representation that it is the optionee's present intention to acquire the Shares for investment and not with a view to distribution. The certificates representing the Shares shall bear any legends required by the Committee. Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of Shares pursuant to an option, the optionee must have paid the Company the full purchase price of such Shares in cash (including, with the consent of the Committee, cash that may be the proceeds of a loan from the Company), or, with the consent of the Committee, in whole or in part, in Shares valued at fair market value, as determined pursuant to paragraph 6(b)(iv). Unless the Committee determines otherwise, all payments made to the Company in connection with the exercise of an option must be made by a certified or cashier's bank check or by the transfer of immediately available federal funds. No Shares shall be issued until full payment therefor has been made. With the consent of the Committee, an optionee may request the Company to apply automatically the Shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the optionee by the Company or the parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Committee, an optionee may deliver Shares to the Company to satisfy the withholding obligation.

    7.  Stock Bonuses.  The Committee may award Shares under the Plan as stock bonuses. Shares awarded as a stock bonus shall be subject to such terms, conditions, and restrictions as shall be determined by the Committee, all of which shall be evidenced in a writing signed by the recipient prior to receiving the bonus Shares. The Committee may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The certificates representing the Shares awarded shall bear any legends required by the Committee. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the recipient by the Company or the parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Committee, a recipient may deliver Shares to the Company to satisfy the withholding obligation.

    8.  Stock Sales.  The Committee may issue Shares under the Plan for such consideration (including promissory notes and services) as determined by the Committee, provided that in no event shall the consideration be less than 75 percent of the fair market value of the Shares at the time of issuance, determined pursuant to paragraph 6(b)(iv). Shares issued under this paragraph 8 shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the Shares issued, together with such other restrictions as may be determined by the Committee. The certificates representing the Shares shall bear any legends required by the Committee. The Company may require any purchaser of stock issued under this paragraph 8 to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the purchaser by the Company or any parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Committee, a purchaser may deliver Shares to the Company to satisfy the withholding obligation.

    9.  Stock Appreciation Rights.

    (a)  Grant.  Stock appreciation rights may be granted under the Plan by the Committee, subject to such rules, terms, and conditions as the Committee prescribes.

    (b)  Exercise.

       (i) A stock appreciation right shall be exercisable only at the time or times established by the Committee. If a stock appreciation right is granted in connection with an option, the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised. Upon exercise of a stock appreciation right, any option or portion thereof to which the stock appreciation right relates terminates. If a stock appreciation right is granted in connection with an option, upon exercise of the option, the stock appreciation right or portion thereof to which the option relates terminates.

      (ii) The Committee may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted before adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

      (iii) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one Share over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the option price per Share under the option to which the stock appreciation right relates), multiplied by the number of Shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right may be made in Shares valued at fair market value, in cash, or partly in Shares and partly in cash, all as determined by the Committee.

      (iv) For purposes of this paragraph 9, the fair market value of the Shares shall be determined pursuant to paragraph 6(b)(iv), on the trading day preceding the date the stock appreciation right is exercised.

      (v) No fractional Shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Committee shall determine, the number of Shares may be rounded downward to the next whole Share.

      (vi) Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the participant by the Company or any parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Committee, a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any Shares to be issued upon the exercise that number of Shares that would satisfy the withholding amount due or by delivering Shares to the Company to satisfy the withholding amount.

     (vii) Upon the exercise of a stock appreciation right for Shares, the number of Shares reserved for issuance under the Plan shall be reduced by the number of Shares issued. Cash payments of stock appreciation rights shall not reduce the number of Shares reserved for issuance under the Plan.

    10.  Option Grants to Non-Employee Directors.

    (a)  Automatic Grants.  Immediately after the close of each annual shareholder meeting (commencing with the 1993 annual meeting), each person then serving as a Non-Employee Director, including any such person who is elected at such meeting, shall automatically be granted a Nonstatutory Stock Option to purchase 3,500 Shares. For purposes of this paragraph, a "Non-Employee Director" is a director of the Company who is not an employee of the Company or of any parent or subsidiary corporation of the Company on the date the option is granted.

    (b)  Terms of Options.  The exercise price for options granted under this paragraph 10 shall be the fair market value of the Shares on the date of grant, determined pursuant to paragraph 6(b)(iv). Each such option shall have an eight-year term from the date of grant, unless earlier terminated as provided in paragraph 6(f), and shall vest and become exercisable with respect to 1,750 shares six months after the date of grant, with the remaining 1,750 shares vesting and becoming exercisable on the first anniversary of the date of grant.

    11.  Changes in Capital Structure.  If the outstanding shares of common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, the Committee shall make appropriate adjustments (i) in the number and kind of shares available for awards under the Plan and in all other share amounts set forth in the Plan; and (ii) in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the participant's proportionate interest before and after the occurrence of the event is maintained, provided that this paragraph 11 shall not apply with respect to transactions referred to in paragraph 12. The Committee may also require that any securities issued in respect of or exchanged for Shares issued hereunder that are subject to restrictions be subject to similar restrictions. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustment made by the Committee shall be conclusive.

    12.  Effect of Reorganization or Liquidation.

    (a)  Cash, Stock or Other Property for Stock.  Except as provided in paragraph 12(b), upon a merger, consolidation, reorganization, plan of exchange or liquidation involving the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their common stock (any such transaction to be referred to in this paragraph 12 as an "Accelerating Event"), any option or stock appreciation right granted hereunder shall terminate, but the optionee shall have the right during a 30-day period immediately prior to any such Accelerating Event to exercise his or her option or stock appreciation right, in whole or in part, without any limitation with respect to vesting or exercisability

    (b)  Stock for Stock.  If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their common stock in any transaction involving a merger, consolidation, reorganization, or plan of exchange, all options granted hereunder shall be converted into options to purchase shares of Exchange Stock and all stock appreciation rights granted hereunder shall be converted into stock appreciation rights measured by the Exchange Stock, unless the Committee, in its sole discretion, determines that any or all such options or stock appreciation rights granted hereunder shall not be converted, but instead shall terminate in accordance with the provisions of paragraph 12(a). The amount and price of converted options and stock appreciation rights shall be determined by adjusting the amount and price of the options or stock appreciation rights granted hereunder to take into account the relative values of the Exchange Stock and the common stock in the transaction.

    (c) The rights set forth in this paragraph 12 shall be transferable only to the extent the related option or stock appreciation right is transferable.

    13.  Corporate Mergers, Acquisitions, Etc.  The Committee may also grant options, grant stock appreciation rights, award stock bonuses and sell stock under the Plan having terms, conditions and provisions that vary from those specified in the Plan; provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses and stock sold or awarded by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a parent or subsidiary corporation of the Company is a party.

    14.  Amendment of Plan.  The Board may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(b)(v), 11, 12 and 13, however, no change in an award already granted shall be made without the written consent of the holder of such award.

    15.  Approvals.  The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company shall not be obligated to issue or deliver Shares under the Plan if such issuance or delivery would violate applicable state or federal securities laws, or if compliance with such laws would, in the opinion of the Company, be unduly burdensome or require the disclosure of information which would not be in the Company's best interests.

    16.  Employment and Service Rights.  Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any parent or subsidiary corporation of the Company or shall interfere in any way with the right of the Company or any parent or subsidiary corporation of the Company by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to increase or decrease such employee's compensation or benefits; or (ii) confer upon any person engaged by the Company or any parent or subsidiary corporation of the Company any right to be retained or employed by the Company or the parent or subsidiary or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company or the parent or subsidiary.

    17.  Rights as a Shareholder.  The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Shares until the date of issue to the recipient of a stock certificate for such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

August 10, 2000
PORTLAND, OREGON

BIOJECT MEDICAL TECHNOLOGIES INC.
ANNUAL MEETING OF SHAREHOLDERS
September 14, 2000

This Proxy is Solicited on Behalf of the Board of Directors

James C. O'Shea and Christine M. Farrell and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated on the reverse of this proxy card, on all proposals and in the discretion of the proxies on such other matters as may properly come before the annual meeting of shareholders of Bioject Medical Technologies Inc. to be held on September 14, 2000 or any adjournment(s), postponement(s), or other delay(s) thereof (the "Meeting"), all shares of stock of Bioject Medical Technologies Inc. (the "Company") to which the undersigned is entitled to vote at the Meeting. Receipt of the Notice of Meeting and Proxy Statement is hereby acknowledged by the undersigned.

(To be Signed on Reverse Side)

[REVERSE]

Please date, sign and mail your proxy card back as soon as possible.

Annual Meeting of Shareholders
BIOJECT MEDICAL TECHNOLOGIES INC.

September 14, 2000

Please Detach and Mail in the Envelope Provided

/x/  Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW AND "FOR" PROPOSALS #2 AND #3:

1.	Election of the following nominee(s) as directors to serve in such capacities until their successors are duly elected and qualified.
	/ / FOR ALL (Except as marked to the contrary below)		/ / WITHHELD FOR ALL
	Nominees:	Grace K. Fey Eric T. Herfindal Richard J. Plestina

*  Authority to vote for any nominee(s) may be withheld by lining through the name(s) of any such nominee(s).

2.  To approve the 2000 Employee Stock Purchase Plan.

                   / /  FOR                    / /  AGAINST                   / /  ABSTAIN

3.  To approve amendments to the 1992 Stock Incentive Plan.

                   / /  FOR                    / /  AGAINST                   / /  ABSTAIN

4.  To transact such other business as may properly come before the Meeting or any adjournments thereof.

UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN, DATE, AND MAIL YOUR PROXY TODAY.

SIGNATURE:		DATE:
SIGNATURE:		DATE:
(SIGNATURE, IF HELD JOINTLY)
NOTE:
Capacity (Title of Authority, i.e., Executor, Trustee)

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TABLE OF CONTENTS
MANAGEMENT SOLICITATION
APPOINTMENT AND REVOCABILITY OF PROXIES
VOTING OF PROXIES
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
PROPOSAL #1: ELECTION OF CLASS TWO DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE CLASS TWO NOMINEES LISTED BELOW.
EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS
REPORT OF COMPENSATION AND STOCK OPTION COMMITTEES ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE CHART
PROPOSAL #2: PROPOSAL TO APPROVE THE 2000 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL #3: PROPOSAL TO APPROVE AMENDMENTS TO THE 1992 STOCK INCENTIVE PLAN
OTHER MATTERS TO BE ACTED UPON
SHAREHOLDER PROPOSAL AND NOMINATION PROCEDURES FOR THE MEETING
ANNUAL REPORT
INDEPENDENT ACCOUNTANTS
PROPOSALS OF SHAREHOLDERS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS
APPENDIX A
2000 EMPLOYEE STOCK PURCHASE PLAN
APPENDIX B
RESTATED 1992 STOCK INCENTIVE PLAN*